EXHIBIT 5.01

                                   KUTAK ROCK                      ATLANTA
                                  A PARTNERSHIP                    KANSAS CITY
                       INCLUDING PROFESSIONAL CORPORATIONS         LITTLE ROCK
                                   SUITE 2900                      NEWPORT BEACH
                             717 SEVENTEENTH STREET                NEW YORK
                           DENVER, COLORADO 80202-3329             OKLAHOMA CITY
                                 (303) 297-2400                    OMAHA
                            FACSIMILE (303) 292-7799               PHOENIX
                                                                   PITTSBURGH
                            http://www.kutakrock.com               WASHINGTON


                                January 27, 1999


Board of Directors
Franchise Finance Corporation
  of America
The Perimeter Center
17207 North Perimeter Drive
Scottsdale, AZ 85255


               Re:  Issuance and Sale of Common Stock


Ladies and Gentlemen:

         We have acted as counsel to Franchise Finance Corporation of America (the "Company"), in connection with the preparation of the registration statement on Form S-3 (Registration No. 333-26437), as amended (the "Registration Statement"), filed with the Securities and Exchange Commission in connection with the registration of $1,000,000,000 aggregate offering price of securities. Further, we have acted as counsel to the Company in connection with the preparation of the related Prospectus dated April 16, 1998 (the
"Prospectus"), and the Prospectus Supplement dated January 27, 1999 (the "Prospectus Supplement") relating to the issuance of 6,000,000 shares of the Company's common stock, $.01 par value per share (the "Common Stock"). We are familiar with the proceedings heretofore taken by the Company in connection with the authorization and registration, and in the preparation for the issuance and sale, of the Common Stock.

         For the purpose of rendering this opinion, we have examined such corporate records, certificates and other documents of the Company, and have made such investigations of law as we deemed necessary or appropriate and we are

Board of Directors
Franchise Finance Corporation
  of America
January 27, 1999
Page 2

familiar with the procedures taken or proposed to be taken by the Company in connection with the issuance and sale of the Common Stock. We have examined the Registration Statement, the Prospectus and the Prospectus Supplement. In expressing this opinion, we have relied, as to any questions of fact upon which our opinion is predicated, upon representations and certificates of the officers of the Company. Except as otherwise indicated herein, all terms defined in the Registration Statement, Prospectus and Prospectus Supplement are used herein as so defined.

         We have assumed for purposes of the opinions set forth below (i) that no stop orders relating to the Registration Statement have been issued by the Securities and Exchange Commission as of the date of the issuance and sale of the Common Stock; (ii) the genuineness of all signatures and the authenticity and completeness of all documents submitted to us as originals; (iii) the conformity to originals and the authenticity of all documents supplied to us as certified, photocopied, conformed or facsimile copies and the authenticity and completeness of the originals of any such documents; (iv) the proper, genuine and due execution and delivery of all documents by all parties to them and that there has been no breach of the terms thereof; (v) that all required actions are taken and conditions satisfied with respect to the issuance of the Common Stock as specified in the Prospectus and Prospectus Supplement; and (vi) consideration is received for the Common Stock.

         Based upon the foregoing and subject to the qualifications set forth above, we are of the opinion that at the time the Common Stock is issued, the Common Stock will be legally issued, fully paid and nonassessable.

         This opinion is given for the sole benefit of the addressee hereof and may not be relied upon by or delivered to any other person. In addition, this opinion relates only to the matters and the transactions specifically referred to, and no other opinions should be implied therefrom.

                                        Respectfully submitted,

                                        /s/ Kutak Rock

                                        Kutak Rock